As filed with the Securities and Exchange Commission on April ______, 1995

                                                Registration No. 33-____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

         Delaware                                            63-0591257
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                         identification number)

                           1400 AmSouth-Sonat Tower
                              Birmingham, Alabama                35203
                   (Address of Principal Executive Offices)   (Zip Code)


                            AmSouth Bancorporation
                        Director Restricted Stock Plan
                           (Full title of the Plan)

                                 _____________

                                JAMES D. PRUETT
                           Senior Vice President and
                            Acting General Counsel
                            AmSouth Bancorporation
                           1400 AmSouth-Sonat Tower
                          Birmingham, Alabama  35203
                    (Name and address of agent for service)

                                (205) 581-7607
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be     Amount to be         Proposed Maximum               Proposed Maximum         Amount of Registration
      registered             Registered (1)    Offering Price Per Unit (1)    Aggregate Offering Price (1)          Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value (and associated
Preferred Stock Purchase
Rights).                        50,000                $31.625                        $1,581,250                   $545.26
==================================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the Wall Street Journal for New York Stock Exchange Composite Transactions on
April 19, 1995.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3. Incorporation of Documents by Reference.
- ------  ---------------------------------------

        The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

        1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1994.

        2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

        3. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

        4. The description of the Registrant's Stock Purchase Plan Rights (the "Rights") contained in its Registration Statement on Form 8-A filed with the Commission on July 10, 1989, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Rights offered hereby.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.
- ------  -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
- ------  --------------------------------------

        An opinion as to the legality of the shares of Common Stock being registered is being provided by Carl L. Gorday, Counsel for AmSouth. Mr. Gorday has interests in the Common Stock in an amount that is less than 1/100 of one percent of the outstanding shares of Common Stock.

Item 6. Indemnification of Directors and Officers.
- ------  -----------------------------------------

        Directors, officers, employees and agents of the Registrant and its subsidiaries or those serving at its request as directors, officers, employees or agents of another corporation or enterprise are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, the Registrant's Restated Certificate of Incorporation, as amended, the charters of the Registrant's subsidiaries and the Registrant's liability insurance. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.
- ------  -----------------------------------

        Not Applicable.

Item 8. Exhibits.
- ------  --------

        The following exhibits are filed as part of this Registration Statement:

        4.1     Form of AmSouth Bancorporation Director Restricted Stock Plan

        5       Opinion of Carl L. Gorday, Counsel of Registrant

        23.1    Consent of Ernst & Young LLP

        23.2    Consent of Carl L. Gorday (included in the opinion in Exhibit 5)

        24      Powers of Attorney

Item 9. Undertakings.
- ------  ------------

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, as of the 24th day of April, 1995.


                                    AMSOUTH BANCORPORATION



                                     By:                    *
                                        ----------------------------------------
                                                      John W. Woods
                                         (Chairman of the Board, Chief Executive
                                                  Officer and A Director)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 24, 1995.



         Signature                     Title                         Date
         ---------                     -----                         ----


             *              Chairman of the Board, Chief       April 24, 1995
- --------------------------  Executive Officer and a Director
      (John W. Woods)       (Principal Executive Officer)


             *              Senior Executive Vice President    April 24, 1995
- --------------------------  and Chief Financial Officer
    (Kristen M. Hudak)      (Principal Financial Officer)


             *              Executive Vice President and       April 24, 1995
- --------------------------  Controller (Principal Accounting
 (M. List Underwood, Jr.)   Officer)


                            A Director
- --------------------------
  (Barney B. Burks, Jr.)


             *              A Director                         April 24, 1995
- --------------------------
   (J. Harold Chandler)


             *              A Director                         April 24, 1995
- --------------------------
    (Joseph M. Farley)


             *              A Director                         April 24, 1995
- --------------------------
   (Rodney C. Gilbert)


             *              A Director                         April 24, 1995
- --------------------------
     (Donald E. Hess)


             *              A Director                         April 24, 1995
- --------------------------
  (Ronald L. Kuehn, Jr.)

             *              A Director                         April 24, 1995
- --------------------------
    (James R. Malone)


                            A Director
- --------------------------
   (Claude B. Nielsen)


             *              A Director                         April 24, 1995
- --------------------------
 (Z. Cartter Patten, III)


             *              A Director                         April 24, 1995
- --------------------------
   (Benjamin F. Payton)


             *              A Director and Officer             April 24, 1995
- --------------------------
     (C. Dowd Ritter)


                            A Director
- --------------------------
   (Herbert A. Sklenar)



By:  */s/ Carl L. Gorday
   -----------------------
         (Carl L. Gorday)
         Attorney-in-Fact